UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2018

Commission File Number 000-51160

MOBIQUITY TECHNOLOGIES, INC.

(Exact name of small business issuer as specified in its charter)

New York

(State or other jurisdiction of incorporation or
organization)

35 Torrington Lane, Shoreham, NY 11786

(Address of principal executive offices)

516-246-9422

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth below in Item 2.01 of this Current Report on Form 8-K relating to the First Amendment to Agreement and Plan of Merger and the Consulting Agreements is incorporated by reference herein.

Item 2.01	Completion or Acquisition or Disposition of Assets.

Merger

As Mobiquity Technologies, Inc. previously reported in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 27, 2018 (the “Previous 8-K”), Mobiquity entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Glen Eagles Acquisition LP (“GEAL”), AVNG Acquisition Sub, LLC (“Merger Sub”) and Advangelists, LLC (“Advangelists”) on November 20, 2018 which provided for Merger Sub to merge into Advangelists, with Advangelists as the surviving company following the merger. The description of the Merger Agreement in this Report and in the Previous 8-K is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached to this Report as Exhibit 2.1, the terms of which are incorporated herein by reference.

On December 6, 2018, Mobiquity and the other parties to the Merger Agreement entered into the First Amendment to Agreement and Plan of Merger (the “Amendment”) which amended the Merger Agreement as follows:

•	The number of warrants to purchase shares of Mobiquity’s common stock issuable as part of the merger consideration was changed from 90,000,000 shares to 107,753,750, and the exercise price of the warrants was changed from $0.09 per share to $0.14 per share; and

•	The number of shares of Gopher Protocol Inc.’s common stock to be transferred by Mobiquity as part of the merger consideration changed from 11,111,111 to 9,209,722 shares.

The foregoing descriptions of the Amendment and the warrants are not complete and are subject to, and qualified in its entirety by, (i) the full text of the Amendment, a copy of which is attached to this Report as Exhibit 2.2, and (ii) the full text of the warrants, the form of which is attached to this Report as Exhibit 10.1, the terms of both of which are incorporated herein by reference.

The transactions contemplated by the Merger Agreement were consummated on December 7, 2018 upon the filing of a Certificate of Merger by Advangelists. As a result of the merger, Mobiquity owns 48% and GEAL owns 52% of Advangelists; and Mobiquity is the sole manager of Advangelists.

Consulting Agreements

Upon consummation of the Merger, Mobiquity entered into consulting agreements (the “Consulting Agreements”) with certain employees and contractors of Advangelists (the “Consultants”), pursuant to which Mobiquity (i) issued to the Consultants warrants to purchase an aggregate of 22,246,250 shares of its common stock and (ii) agreed to transfer to the Consultants an aggregate of 1,901,389 shares of common stock of Gopher Protocol Inc. The terms of the Consultant’s warrants are substantially similar to the terms of the warrants issued in the merger. The foregoing description of the Consulting Agreements are not complete and is subject to, and qualified in its entirety by, the full text of form of Consulting Agreement, a copy of which is attached to this Report as Exhibit 10.1, the terms of which are incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities

The disclosure set forth above in Item 2.01 of this Current Report on Form 8-K relating to the issuance of the warrants and transfer of the Gopher common stock is incorporated by reference herein. The warrants and, unless subsequently registered, the shares underlying the warrants, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933. The Gopher common stock will be transferred in reliance on the exemption from registration provided by Section 4(a)(1) of the Securities Act.

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Item 8.01	Other Events.

On December 11, 2018, Mobiquity issued a press release announcing the consummation of the Merger and the launch of a location product for programmatic marketers. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited financial statements of Advangelists for the fiscal years ending December 31, 2017 and 2016, the unaudited financial statements of Advangelists for the interim period ending September 30, 2018, and the pro forma financial information showing the effects of the merger, will be furnished within 71 days following the date of this Report.

(d) Exhibits

Exhibit No,	Description

2.1	Agreement and Plan of Merger, dated as of November 20, 2018
2.2	First Amendment to Agreement and Plan of Merger, dated as of December 6, 2018
10.1	Form of Warrant
10.2	Form of Consulting Agreement
99.1	Press Release, dated December 11, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 11, 2018	MOBIQUITY TECHNOLOGIES, INC.

By: Dean L. Julia
Name: Dean L. Julia
Title: Chief Executive Officer

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